Exhibit 107.1

Calculation of Filing Fee Table

Form S-8

(Form Type)

TaskUs, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule(2)	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A Common Stock	Other	1,818,288	$13.60	$24,728,716.80	$153.10 per $1,000,000	$3,785.97

Total Offering Amounts					$24,728,716.80		$3,785.97

Total Fee Offsets							—

Net Fee Due							$3,785.97

(1)

Covers shares of Class A Common Stock, par value $0.01 per share, of TaskUs, Inc. (the “Shares”), issuable under the TaskUs, Inc. 2021 Omnibus Incentive Plan (the “Plan”) and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate amount of additional Shares that may become issuable under the Plan to prevent dilution resulting from stock splits, stock dividends or other similar transactions. The amount in the table above consists of: (i) 994,573 Shares that have become reserved for issuance as a result of the operation of the “evergreen” provision of the Plan; and (ii) 823,715 Shares issuable under the Plan, which amount is equal to the number of Shares previously issued under the Plan and registered on the Company’s registration statement on Form S-8 (File No. 333-256996) and/or the Company’s registration statement on Form S-8 (File No. 333-277805), which were filed with the Securities and Exchange Commission on June 10, 2021 and March 8, 2024, respectively, and available for issuance under the Plan as a result of expiration, cancellation, forfeiture, termination, or other settlement without issuance of Shares in respect of awards under the Plan.

(2)

Estimated solely for calculating the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act. The amount of the registration fee is based on a price of $13.60 per share, which is the average of the high and low prices of the Shares as reported by The Nasdaq Stock Market LLC on March 3, 2025.